UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Concur Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE

PROXY STATEMENT DATED JANUARY 25, 2013

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 13, 2013

February 28, 2013

On January 25, 2013, Concur Technologies, Inc. (“Company”) filed a definitive proxy statement (“Proxy Statement”) relating to its annual meeting of stockholders to be held on March 13, 2013 (“Annual Meeting”). The Proxy Statement included a recommendation by the Company’s Board of Directors that the stockholders approve an Amended and Restated 2007 Equity Incentive Plan (“Plan”), including an increase in the number of shares of our common stock available for issuance under the Plan.

On February 27, 2013, the Board approved a further amendment to the Plan, contingent on stockholder approval of the Plan at the Annual Meeting. That further amendment would modify Section 2.1 of the Plan, which relates to the number of shares available under the Plan, by replacing the third and fourth sentences of such Section with the following sentences:

“Further, Shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations related to Awards of Restricted Stock, Restricted Stock Units or Stock Bonuses also will be available for grant and issuance under this Plan. However, the following shares shall not become available for issuance under the Plan: (a) Shares tendered by Participants as full or partial payment to the Company upon exercise of Awards; (b) Shares reserved for issuance upon settlement of SARs, to the extent the number of such reserved Shares exceeds the number of Shares actually issued upon settlement of the SARs; and (c) Shares withheld to satisfy tax withholding obligations related to Options and SARs.”

The foregoing is a summary description of certain terms of the Plan, as amended, and is qualified in its entirety by reference to the full text of the Plan, as amended, a copy of which is attached as Exhibit 99.1 to the Current Report on Form 8-K filed on February 28, 2013 with the Securities and Exchange Commission (“SEC”). Stockholders may obtain a copy of such Current Report on Form 8-K and the Plan, as amended, by visiting our website at www.concur.com/en-us/investors, at the SEC’s website www.sec.gov or by calling our Corporate Secretary, Kyle Sugamele, at (425) 702-8808.

Any vote previously entered, either by mailing a proxy card or over the Internet, “FOR” or “AGAINST” the Plan will be counted as a vote “FOR” or “AGAINST” the Plan, respectively. If you have already returned your proxy card or voted your proxy over the Internet and would like to change your vote on any matter, you may revoke your proxy by (1) following the instructions contained in the Proxy Statement on the notice of Internet availability and entering a new vote by mail or over the Internet before the Annual Meeting or (2) attending the Annual Meeting and voting in person. If you hold your shares through a broker, bank, or other nominee, you must contact them in order to find out how to change your vote. If you would like to obtain proxy materials or have any questions, you should contact us at (425) 702-8808.

This supplement to the Proxy Statement is being released on or about February 28, 2013, and should be read in conjunction with the Proxy Statement. The information contained in this supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement.

By Order of the Board of Directors,

Kyle R. Sugamele
Chief Legal Officer and Corporate Secretary
February 28, 2013